UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2010

GLOBAL ENERGY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28025	86-0951473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Menachem Begin Street, Gama Building 5th floor, Ramat Gan, Israel	52681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  646-673-8435

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Material Agreements

On November 23, 2010, amendments to several agreements dated February 6, 2008 were entered into by us and by AlphaKat-Global Energy GmbH (our 50% subsidiary), as described below:

(i) Second Amendment to February 6, 2008 License Agreement between AlphaKat-Global Energy GmbH (our 50% subsidiary) and Covanta Energy Corporation ("Covanta"). Under the original License Agreement, Covanta was granted certain rights to use, practice and make improvements to a technology for the conversion of waste materials containing hydrocarbons into diesel oil (the "Technology").  Pursuant to the Second Amendment, the license rights of Covanta were amended to provide that Covanta, with certain limited exceptions for “Carve-Out Projects” would have the exclusive right to use the Technology in the United States throughout the term of the agreement subject to meeting its minimum purchase requirements.

The type of feedstock covered by applicable Projects now covers all materials capable of being processed by the Technology.

The term of the Agreement was extended to July 1, 2030.

(ii) Second Amendment to February 6, 2008 License Agreement between AlphaKat-Global Energy GmbH (our 50% subsidiary) and American Renewable Diesel, LLC (“American”). Under the original License Agreement, American was granted certain exclusive rights to market and sell systems ("Systems") based on the Technology in California, New York and Texas (the “Exclusive Territory”) and the exclusive right to market and sell Systems to Covanta anywhere in the world. The Exclusive Territory was expanded in the Second Amendment to include New Jersey and Florida.

Under the Second Amendment, American is no longer required to secure a minimum number of orders for Systems.

The term of the Agreement was extended to July 1, 2030.

(iii) First Amendment to February 6, 2008 Business and Royalty Agreement between us and Covanta.  Under the original Business and Royalty Agreement, we granted to Covanta various rights to the extent such rights are currently held or hereafter held by us, for the use, practice and improvement of the Technology.  Pursuant to the First Amendment, we have agreed to not pursue projects in the United States other than certain limited “Carve-Out Projects" and we are no longer required to pay 50% of the costs related to registering the fuel produced by the Technology with the U.S. EPA.

(iv) First Amendment to February 6, 2008 Business and Development Agreement between us and Renewable Diesel, LLC ("Renewable").  Under the original Business and Development Agreement, Renewable had the right to identify and develop certain projects to convert feedstock to diesel ("Projects") using the Technology, in New York, California and Texas (the "Territory").  Pursuant to the First Amendment, the Territory has been amended to cover the entire United States.

The summary of the foregoing are qualified in its entirety by reference to the Second Amendment to February 6, 2008 License Agreement between AlphaKat-Global Energy GmbH and Covanta Energy Corporation, the Second Amendment to February 6, 2008 License Agreement between AlphaKat-Global Energy GmbH and American Renewable Diesel, LLC, the First Amendment to February 6, 2008 Business and Royalty Agreement between Global Energy Inc. and Covanta Energy Corporation, and the  First Amendment to February 6, 2008 Business and Royalty Agreement between Global Energy Inc. and Covanta Energy Corporation and the First Amendment to February 6, 2008 Business and Development Agreement between Global Energy Inc. and Renewable Diesel, LLC, all dated November 23, 2010, which are filed as Exhibits 10.1 - 10.4 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1
Second Amendment to February 6, 2008 License Agreement between AlphaKat-Global Energy GmbH and Covanta Energy Corporation, dated November 23, 2010 (portions subject to a confidential treatment application and are omitted and filed separately with the Securities and Exchange Commission).*

10.2	Second Amendment to February 6, 2008 License Agreement between AlphaKat-Global Energy GmbH and American Renewable Diesel, LLC, dated November 23, 2010.*
10.3	First Amendment to February 6, 2008 Business and Royalty Agreement between Global Energy Inc. and Covanta Energy Corporation, dated November 23, 2010.*
10.4	First Amendment to February 6, 2008 Business and Development Agreement between Global Energy Inc. and Renewable Diesel, LLC, dated November 23, 2010.*

99.1	Press Release, dated November 29, 2010

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC.

By:	/s/ Asi Shalgi
Asi Shalgi
President and Chief Executive Officer

Date: November 29, 2010